Filed Pursuant to Rule 424 (b)(3)
                                            Registration File No. 33-88456

                                INCOME MANAGER(SM)
                        SUPPLEMENT TO THE PROSPECTUS FOR
                              ASSURED GROWTH PLAN
                               DATED MAY 1, 1996

                              ANNUITY CERTIFICATES

                                   Issued By:
           The Equitable Life Assurance Society of the United States

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THE FOLLOWING INFORMATION REPLACES THE INFORMATION SET FORTH IN THE PROSPECTUS
UNDER HEADINGS AS FOLLOWS:

In the last sentence of the first paragraph on the cover page; under "CONTRIBUTIONS," in Part 1; and under "CONTRIBUTIONS UNDER THE CERTIFICATES" in
Part 3, the minimum initial contribution requirement is changed to $5,000.

Under "GUARANTEE PERIODS" throughout the prospectus, the Guarantee Period maturing on February 15, 2007 is also available.

Under "AVAILABILITY OF THE CERTIFICATES" in Part 3, the first sentence of the paragraph is replaced with the following:

         The Certificates are available for Annuitant issue ages 20 through 83.

Under "CONTRIBUTIONS UNDER THE CERTIFICATES" in Part 3, the last sentence of the first paragraph is replaced with the following:

         Subsequent contributions may no longer be made once the Annuitant attains age 84.

Under the heading "ALLOCATION OF CONTRIBUTIONS," "Allocation Restrictions" in
Part 3, the paragraph is replaced with the following:

         For Annuitant ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Under "WITHDRAWALS," "Lump Sum Withdrawals," in Parts 1 and 3, the information in the paragraph in Part 1 and the first paragraph in Part 3 is replaced with the following:

         Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate two times per Contract Year at any time during such Contract Year. The minimum amount of a Lump Sum Withdrawal is $1,000.

Under "WITHDRAWALS," "Principal Assurance Withdrawals," in Part 3, the last sentence of the first paragraph is replaced with the following:

         Principal Assurance Withdrawals are not available where the Annuitant is age 76 or above.

Under the heading "INCOME ANNUITY OPTIONS" in Part 3, the last sentence of the first paragraph is replaced with the following:

         Also, no Annuity Commencement Date will be later than the February 15th which follows the Contract Date anniversary following the Annuitant's 90th birthday (may be different in some states).

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SUPPLEMENT DATED: OCTOBER 17, 1996

AGPSUP(10/96)
Cat. No. 127174

                                             Filed Pursuant to Rule 424 (b)(3)
                                                Registration File No. 33-88456

                                INCOME MANAGER(SM)
                        SUPPLEMENT TO THE PROSPECTUS FOR
                              ASSURED GROWTH PLAN
                               DATED MAY 1, 1996

                              ANNUITY CERTIFICATES

                                   Issued By:
           The Equitable Life Assurance Society of the United States

------------------------------------------------------------------------------

THE FOLLOWING INFORMATION REPLACES THE INFORMATION SET FORTH IN THE PROSPECTUS UNDER HEADINGS AS FOLLOWS:

In the last sentence of the first paragraph on the cover page; under "CONTRIBUTIONS," in Part 1; and under "CONTRIBUTIONS UNDER THE CERTIFICATES" in
Part 3, the minimum initial contribution requirement is changed to $5,000.

Under "GUARANTEE PERIODS" throughout the prospectus, the Guarantee Period maturing on February 15, 2007 is also available.

Under "AVAILABILITY OF THE CERTIFICATES" in Part 3, the first sentence of the paragraph is replaced with the following:

         The Certificates are available for Annuitant issue ages 20 through 83.

Under "CONTRIBUTIONS UNDER THE CERTIFICATES" in Part 3, the last sentence of the first paragraph is replaced with the following:

         Subsequent contributions may no longer be made once the Annuitant attains age 84.

Under "METHODS OF PAYMENT," "Wire Transmittals" in Part 3, the third and fourth paragraphs are replaced with the following:

         Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

         Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

Under the heading "ALLOCATION OF CONTRIBUTIONS," "Allocation Restrictions" in
Part 3, the paragraph is replaced with the following:

         For Annuitant ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

------------------------------------------------------------------------------

SUPPLEMENT DATED: OCTOBER 16, 1996

AGPSUP-EDI(10/96)

Under "WITHDRAWALS," "Lump Sum Withdrawals," in Parts 1 and 3, the information in the paragraph in Part 1 and the first paragraph in Part 3 is replaced with the following:

         Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate two times per Contract Year at any time during such Contract Year. The minimum amount of a Lump Sum Withdrawal is $1,000.

Under "WITHDRAWALS," "Principal Assurance Withdrawals," in Part 3, the last sentence of the first paragraph is replaced with the following:

         Principal Assurance Withdrawals are not available where the Annuitant is age 76 or above.

Under the heading "INCOME ANNUITY OPTIONS" in Part 3, the last sentence of the first paragraph is replaced with the following:

         Also, no Annuity Commencement Date will be later than the February 15th which follows the Contract Date anniversary following the Annuitant's 90th birthday (may be different in some states).